EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our report, dated February 25, 1997, except for Note 11 as to which the date is April 18, 1997, relating to the financial statements of Queensboro Steel Corporation. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

                                          McGladrey & Pullen, LLP

Wilmington, North Carolina
February 20, 1998